Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-80937) of G-III Apparel Group, Ltd.,
(2)	Registration Statement (Form S-8 No. 333-39298) of G-III Apparel Group, Ltd.,
(3)	Registration Statement (Form S-8 No. 333-115010) of G-III Apparel Group, Ltd.,
(4)	Registration Statement (Form S-8 No. 333-125804) of G-III Apparel Group, Ltd.,
(5)	Registration Statement (Form S-8 No. 333-143974) of G-III Apparel Group, Ltd.,
(6)	Registration Statement (Form S-8 No. 333-160056) of G-III Apparel Group, Ltd., and
(7)	Registration Statement (Form S-3 No. 333-184700) of G-III Apparel Group, Ltd.
of our reports dated March 30, 2015, with respect to the consolidated financial statements and schedule of G-III Apparel Group, Ltd. and subsidiaries and the effectiveness of internal control over financial reporting of G-III Apparel Group, Ltd. and subsidiaries, included in this Annual Report (Form 10-K) of G-III Apparel Group, Ltd. and subsidiaries for the year ended January 31, 2015.
/s/ Ernst & Young
New York, New York
March 30, 2015